Exhibit 3.15

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “BROADVIEW NP ACQUISITION CORP.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE FIFTH DAY OF SEPTEMBER, A.D. 2000, AT 4:30 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “BROADVIEW NETWORKS FUNDING, INC.” TO “BROADVIEW NP ACQUISITION CORP.”, FILED THE FIFTH DAY OF MARCH, A.D. 2002, AT 5 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “BROADVIEW NP ACQUISITION CORP.”.

Jeffrey W. Bullock, Secretary of State
3283772 8100H	AUTHENTICATION: 9786972
120945589	DATE: 08-17-12
You may verify this certificate online at corp.delaware.gov/authver.shtml

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 04:30 PM 09/05/2000 001448573 – 3283772

CERTIFICATE OF INCORPORATION

OF

BROADVIEW NETWORKS FUNDING, INC.

The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the General Corporation Law of the State of Delaware (the “GCL”) does hereby certify that:

FIRST: The name of the Corporation is Broadview Networks Funding, Inc.

SECOND: The address of the Corporation’s registered office in the State of Delaware, including street, number, city and county, is c/o The Corporation Trust Company, 1209 Orange Street, in the city of Wilmington, County of New Castle, 19801. The name of the Corporation’s registered agent in the State of Delaware at such address is The Corporation Trust Company.

THIRD: The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the GCL.

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is one thousand (1,000) shares of Common Stock, par value $.01 per share (the “Common Stock”).

FIFTH:

(a) Stockholder Meetings; Keeping of Books and Records. Meetings of stockholders may be held within or outside the State of Delaware as the By-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation.

(b) Special Stockholders Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law, may be called by the President or the Chairman of the Board, if one is elected, and shall be called by the Secretary at the direction of a majority of the Board of Directors, or at the request in writing of shareholders owning a majority in amount of the Common Stock of the Company issued and outstanding and entitled to vote.

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(c) No Written Ballot. Elections of directors need not be by written ballot unless the By-laws of the Corporation shall so provide.

SIXTH: The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. In further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders, as the case may be, it is further provided:

(a) The directors shall have the power, subject to the terms and conditions of the By-laws of Corporation, to make, adopt, alter, amend, change, add to or repeal the By-laws of the Corporation.

(b) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any By-laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

SEVENTH:

(a) Limits on Director Liability. The personal liability of directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of the GCL. If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then by virtue of this Article SEVENTH the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended.

(b) Indemnification.

(1) The Corporation shall indemnify, in accordance with the By-laws of the Corporation and to the fullest extent permitted from time to time by the GCL or any other applicable laws as presently or hereafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation, by reason of his acting as a director or officer of the Corporation (and the Corporation, in the discretion of the Board of Directors, may so indemnify a person by reason of the fact that he is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation in any other capacity for or on behalf of the Corporation) against any liability or expense actually and reasonably incurred by such person in respect thereof; provided, however, the Corporation shall be required to indemnify an officer or director in connection with an action, suit or proceeding (or part thereof)

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initiated by such person only if (i) such action, suit or proceeding (or part thereof) was authorized by the Board of Directors and (ii) the indemnification does not relate to any liability arising under Section 16(b) of the Securities Exchange Act of 1934, as amended, or any rules or regulations promulgated thereunder. Such indemnification is not exclusive of any other right to indemnification provided by law or otherwise. The right to indemnification conferred by this paragraph (b) of ARTICLE SEVENTH shall be deemed to be a contract between the Corporation and each person referred to herein.

(2) If a claim under subdivision (1) of this paragraph (b) of Article SEVENTH is not paid in full by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where any undertaking required by the By-laws of the Corporation has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the GCL and subdivision (1) of this paragraph (b) of Article SEVENTH for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the GCL, nor an actual determination by the Corporation (including its Board of Directors, legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(3) Indemnification shall include payment by the Corporation of expenses in defending an action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if it is ultimately determined that such person is not entitled to indemnification under this Article SEVENTH, which undertaking may be accepted without reference to the financial ability of such person to make such repayment.

(c) Insurance. The Corporation shall have the power (but not the obligation) to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under this ARTICLE SEVENTH or the GCL.

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(d) Other Rights. The rights and authority conferred in this ARTICLE SEVENTH shall not be exclusive of any other right which any person may otherwise have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, contract, vote of stockholders or disinterested directors or otherwise.

(e) Additional Indemnification. The Corporation may, by action of its Board of Directors, provide indemnification to such of the directors, officers, employees and agents of the Corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by the GCL.

(f) Effect of Amendments. Neither the amendment, change, alteration nor repeal of this ARTICLE SEVENTH, nor the adoption of any provision of this Certificate of Incorporation or the By-Laws of the Corporation, nor, to the fullest extent permitted by GCL, any modification of law, shall eliminate or reduce the effect of this ARTICLE SEVENTH or the rights or any protection afforded under this ARTICLE SEVENTH in respect of any acts or omissions occurring prior to such amendment, repeal, adoption or modification.

EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statue, and all rights conferred upon stock holders herein are granted subject to this reservation

NINTH: The Corporation elects not to be governed by Section 203 of the GCL.

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IN WITNESS WHEREOF, the Incorporator has caused this Certificate of Incorporation to be signed as of September 5, 2000.

Edward A. Davis Sole Incorporator Mayer, Brown & Platt 1675 Broadway New York, NY 10019

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CERTIFICATE OF AMENDMENT

BEFORE THE ISSUANCE OF STOCK

TO THE

CERTIFICATE OF INCORPORATION

OF

BROADVIEW NETWORKS FUNDING, INC.

(Pursuant to Section 241)

The undersigned, being the Sole Incorporator of Broadview Networks Funding, Inc., a Delaware corporation (the “Corporation”), hereby certifies on behalf of the Corporation as follows:

1. The name of the Corporation is Broadview Networks Funding, Inc. The Corporation’s Certificate of Incorporation was originally filed with the Secretary of State of the State of Delaware on September 5, 2000 (the “Certificate of Incorporation”).

2. The Corporation has not yet received any payment for any of its stock and this Certificate has been duly authorized in accordance with Section 241 of the General Corporation Law of the State of Delaware.

3. The Certificate of Incorporation is hereby amended by deleting ARTICLE FIRST in its entirety and replacing it with the following:

FIRST: The name of the Corporation is Broadview NP Acquisition Corp.

IN WITNESS WHEREOF, this Certificate has been duly executed by the Sole Incorporator of the Corporation as of the 5th day of March, 2002.

By:

Edward A. Davis
Sole Incorporator
Mayer, Brown, Rowe & Maw
1675 Broadway New York, NY 10019

17055426	STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 05:00 PM 03/05/2002 020150398 – 3283772